SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 15, 2002

LENOX BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-28162 (Commission File Number)	31-1445959 (IRS Employer Identification No.)

4730 Montgomery Road, Cincinnati, Ohio 45212

(Address of principal executive offices)   Zip Code

(513) 531-8655

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

     This report amends the Form 8-K filed on March 18, 2002 to report the change in the Registrant's Certifying Accountant under Items 4 and 7.

Item 4.   Changes in Registrant’s Certifying Accountant.

(a)(1)(i)	Effective March 14, 2002, the Registrant dismissed Clark, Schaefer, Hackett & Co. as its independent accountants and engaged Baird, Kurtz & Dobson LLP as its new independent accountants.

(ii)

The reports of Clark, Schaefer, Hackett & Co. on the financial statements for the Registrant's two most recent fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)

The decision to replace Clark, Schaefer, Hackett & Co. with Baird, Kurtz & Dobson LLP as the principal independent accountants for the Registrant was recommended by the Registrant's Audit Committee and approved by the Executive Committee of the Board of Directors of the Registrant.

(iv)

During the Registrant's two most recent fiscal years and through March 14, 2002 there were no disagreements with Clark, Schaefer, Hackett & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Clark, Schaefer, Hackett & Co., would have caused them to make reference thereto in their reports on the financial statements for such years.

(v)	During the Registrant's two most recent fiscal years and through March 14, 2002 there were no "reportable events" as defined by Item 304(a)(1)(v) of Regulation S-K.

(2)

Neither the Registrant nor anyone on its behalf has consulted with Baird, Kurtz & Dobson LLP during the Registrant’s two most recent fiscal years, or any subsequent interim period, prior to its engagement of Baird, Kurtz & Dobson LLP, except in connection with an information systems audit conducted by Baird, Kurtz & Dobson LLP in December 2001 required by federal and state banking regulators.

(3)

The Registrant has requested that Clark, Schaefer, Hackett & Co. furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated March 20, 2002, is filed as Exhibit 16.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

                   16.1     Letter dated March 20, 2002, from Clark, Schaefer, Hackett & Co.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2002	LENOX BANCORP, INC. By: /s/John C. Lame Name: John C. Lame Title: Chairman of the Board and Chief Executive Officer